AMENDMENT TO

                                FOURTH AMENDED AND

                             RESTATED LOAN AGREEMENT

This Agreement is entered into, effective as of October 1, 1998, by and between NORCAL WASTE SYSTEMS, INC., a California corporation (the "Company"), and the NORCAL WASTE SYSTEMS, INC. EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST (the "ESOP").

                              W I T N E S S E T H:

WHEREAS, the Company and the ESOP entered into a Fourth Amended and Restated Loan Agreement (the "Loan Agreement"), effective as of October 1, 1995;

WHEREAS, effective as of October 1, 1998, the Company made an election to be treated as an "S corporation" under Section 1361 of the Internal Revenue Code of 1986, as amended; and

WHEREAS, it is in the best interests of both the Company and the ESOP participants to modify the Loan Agreement to provide maximum flexibility in tax planning;

NOW, THEREFORE, the Company and the ESOP hereby agree that Section 3.1 of the Loan Agreement is restated, effective as of October 1, 1998, to read as follows:

3.1 Repayments. As of October 1, 1998, the remaining principal balance under the Notes is $ 38,891,321 ($ 2,825,857 under Note I, $ 29,263,626 under Note II and $ 6,801,838 under Note III). It is expected that the ESOP can pay interest only to the Company so long as the Company continues to be an "S corporation" under Section 1361 of the Code; provided, however, that the total remaining balance of principal and interest payable under the Notes shall be due and payable on September 30, 2008, and that the cumulative payments of principal on the Notes shall not be less, as of any September 30th, than would have been the case under the payment schedule in this Section 3.1 as in effect prior to October 1, 1998. Such payments shall first pay interest accrued on each of the
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Notes and shall then amortize principal first on Note I, until fully repaid, and then on Note II, until fully repaid, and then on Note III, until fully repaid.

IN WITNESS WHEREOF, the Company and the ESOP have executed this Amendment No. 1 to the Loan Agreement this 24th day of June, 1999.

                                              NORCAL WASTE SYSTEMS, INC.

                                              By: /s/ Michael J. Sangiacomo
                                                         Michael J. Sangiacomo
                                                         President and Chief
                                                         Executive Officer

                                              NORCAL WASTE SYSTEMS, INC.
                                              EMPLOYEE STOCK OWNERSHIP
                                              PLAN AND TRUST

                                              By the Administrative Committee
                                              of the Norcal Waste Systems, Inc.
                                              Employee Stock Ownership Plan

                                              By: /s/ Mark R. Lomele
                                                         Mark R. Lomele
                                                         Chair
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